                                                                     Exhibit 2.1

================================================================================

                             PLAN OF REORGANIZATION
                                & STOCK ISSUANCE

                                       OF

                            HUDSON CITY SAVINGS BANK

              Adopted by the Board of Managers on February 11, 1999
                  As Amended and Restated as of March 11, 1999

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE I

                                   DEFINITIONS

 .......................................................................Plan -- 3

                                   ARTICLE II

                               THE REORGANIZATION

Section 2.01   General.................................................Plan -- 9
Section 2.02   Possible Conversion of MHC to a Federal MHC............Plan -- 10
Section 2.03   Second-Step Conversion; Conversion of MHC
               to Stock Form..........................................Plan -- 10

                                   ARTICLE III

                  PROCEDURE FOR APPROVAL OF THE REORGANIZATION

Section 3.01   Application and Notice.................................Plan -- 11
Section 3.02   Approval of Plan by Voting Depositors;
               the Special Meeting....................................Plan -- 12
Section 3.03   Regulatory Approvals...................................Plan -- 12

                                   ARTICLE IV

                              SALE OF COMMON STOCK

Section 4.01   In General.............................................Plan -- 13
Section 4.02   Proceeds from Reorganization into Mutual Holding
               Company Structure......................................Plan -- 14
Section 4.03   Pricing and Number of Shares of Common Stock;
               Independent Appraiser..................................Plan -- 14
Section 4.04   Subscription Rights....................................Plan -- 17
Section 4.05   Community Offering.....................................Plan -- 19
Section 4.06   Subscription and Community Offering Procedures;
               Order Forms............................................Plan -- 20
Section 4.07   Payment for Common Stock...............................Plan -- 21
Section 4.08   Syndicated Community Offering..........................Plan -- 22
Section 4.09   Public Offering Alternative............................Plan -- 23
Section 4.10   Restrictions on Purchase and Transfer
               of Common Stock........................................Plan -- 24
Section 4.11   Time Limits for Sale of Shares; Effect
               of Inability to Sell...................................Plan -- 25
Section 4.12   Enforcement of Terms and Conditions....................Plan -- 25


                                   Plan -- i

                                    ARTICLE V

                              CERTAIN RESTRICTIONS

Section 5.01   Sale of Shares Purchased by Managers, Directors or
               Officers...............................................Plan -- 26
Section 5.02   Subsequent Purchases of Shares by Managers,
               Directors and Officers.................................Plan -- 26
Section 5.03   Acquisition of Control.................................Plan -- 27

                                   ARTICLE VI

                            EFFECT OF REORGANIZATION;
                        CERTAIN COVENANTS AND AGREEMENTS

Section 6.01   Charters and  Bylaws...................................Plan -- 28
Section 6.02   Effect of Reorganization...............................Plan -- 28
Section 6.03   Liquidation Account....................................Plan -- 29
Section 6.04   Voting Rights..........................................Plan -- 30
Section 6.05   Issuance of Stock......................................Plan -- 30
Section 6.06   Directors of Converted Bank............................Plan -- 31
Section 6.07   Employment Agreements..................................Plan -- 31
Section 6.08   Market for the Common Stock............................Plan -- 31
Section 6.09   Stock Repurchases and Stock Benefit Plans..............Plan -- 31
Section 6.10   Payment of Dividends and Repurchase of Stock...........Plan -- 31

                                   ARTICLE VII

                        TAX RULING REQUIREMENT; AMENDMENT
                         AND TERMINATION; MISCELLANEOUS

Section 7.01   Conditions to Reorganization...........................Plan -- 32
Section 7.02   Amendment or Termination of the Plan...................Plan -- 32
Section 7.03   Completion Date........................................Plan -- 33
Section 7.04   Expenses of the Reorganization.........................Plan -- 33
Section 7.05   Interpretation.........................................Plan -- 33
Section 7.06   Severability...........................................Plan -- 33
Section 7.07   Miscellaneous..........................................Plan -- 33

Exhibit A      Proposed Certificate of Incorporation of Hudson City Savings Bank
Exhibit B      Proposed Bylaws of Hudson City Savings Bank
Exhibit C      Proposed Certificate of Incorporation of Hudson City, MHC
Exhibit D      Proposed Bylaws of Hudson City, MHC
Exhibit E      Proposed Certificate of Incorporation of Hudson City Bancorp,
               Inc.
Exhibit F      Proposed Bylaws of Hudson City Bancorp, Inc.


                                   Plan -- ii

                             PLAN OF REORGANIZATION
                                & STOCK ISSUANCE

                                       OF

                            HUDSON CITY SAVINGS BANK

                             INTRODUCTORY STATEMENT

      The Board of Managers of Hudson City Savings Bank has adopted this Plan of Reorganization and Stock Issuance pursuant to which the Bank proposes to reorganize from a New Jersey chartered mutual savings bank into the mutual savings bank holding company structure. The Reorganization will be accomplished under the laws of the State of New Jersey and the regulations of the Department and the FDIC, and other applicable federal laws and regulations. As part of the Reorganization and the Plan, the Bank will convert to a New Jersey chartered stock savings bank, and will form or cause to be formed a New Jersey chartered mutual savings bank holding company and a Delaware corporation to become an intermediate stock holding company. The Holding Company will be a majority-owned subsidiary of the MHC at all times that the MHC remains in existence, and the Bank will become a wholly-owned subsidiary of the Holding Company. Concurrently with the Reorganization, the Holding Company will offer for sale up to 49% of its Common Stock in the Subscription Offering on a priority basis to Eligible Account Holders, Tax-Qualified Employee Plans of the Bank and Supplemental Eligible Account Holders. Any remaining shares may then be offered for sale in a Community Offering. Any shares remaining after the Subscription Offering and the Community Offering may be offered to the public in a Syndicated Community Offering or a Public Offering. Wherever appropriate for purposes of this Plan, capitalized terms shall have the meanings assigned to them under Article I hereof.

      The primary purpose of the Reorganization is to enable the Bank to compete and expand more effectively in the financial services marketplace. Use of the Holding Company is intended to provide greater organizational flexibility to the Bank. The Reorganization will permit the Holding Company to issue capital stock, which is a source of financing not available to mutual savings banks. The Holding Company will not be offering all of its Common Stock for sale to depositors and the public in the Offerings, and for this reason the Reorganization will result in a smaller amount of capital raised in comparison to a standard mutual-to-stock conversion. This will make deployment of offering proceeds more manageable for the Bank. The Reorganization also will offer the Bank more capital raising opportunities to effect future transactions, including the acquisition of banks and other financial services companies. It will also provide the Bank with greater flexibility to structure and finance the expansion of its operations. The Reorganization will also enable the Bank to better manage its capital by providing broader investment opportunities through the holding company structure and by enabling the Bank to distribute excess capital to shareholders of the Holding Company. As a result, the Bank's mutual form of ownership and its ability to remain an independent savings bank and to provide community-oriented financial services will be preserved through the mutual holding company structure.


                                   Plan -- 1

      This Plan has been unanimously approved by the Board of Managers of the Bank and must be approved by the affirmative vote of at least a majority of the eligible votes of Voting Depositors. Each Voting Depositor will be entitled to cast one vote for each $100 or fraction thereof of deposits in the Bank on the Voting Record Date. By approving the Plan, the Voting Depositors will also be approving all steps necessary and incidental to the formation of the Bank (in stock form), the Holding Company and the MHC, including any merger necessary to consummate the Reorganization. The Reorganization is also subject to the approval of the Commissioner, the Federal Reserve Board and the FDIC.

      Upon the Reorganization, each Person having a Deposit Account at the Bank prior to the Reorganization will continue to have a Deposit Account, without further payment therefor, in the same amount and subject to the same terms and conditions (except for liquidation rights) as in effect prior to the Reorganization. After the Reorganization, the Bank will succeed to all the rights, interests, duties and obligations as existed before the Reorganization, including, but not limited to, all rights and interests of the Bank in and to its assets and properties, whether real, personal or mixed. All of the Bank's insured Deposit Accounts will continue to be insured by the Bank Insurance Fund of the FDIC to the extent provided by applicable law.


                                   Plan -- 2

                                    ARTICLE I

                                   DEFINITIONS

            As used in this Plan, the following terms shall have the following meanings:

            "Account Holder" shall mean any Person holding a Deposit Account in the Bank.

            "Acting in Concert" shall mean (i) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal whether or not pursuant to an express agreement or understanding; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise. A Person acting in concert with another Person ("other party") shall also be deemed to be acting in concert with any Person who is also acting in concert with that other party, except that any Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert with its trustee or a Person who serves in a similar capacity solely for the purpose of determining whether stock held by the trustee and stock held by the plan will be aggregated, and participants or beneficiaries of any such Tax-Qualified Employee Stock Benefit Plan will not be deemed to be acting in concert solely as a result of their common interests as participants or beneficiaries.

            "Actual Purchase Price" shall mean the price per share at which the Common Stock is ultimately sold in accordance with the terms hereof.

            "Affiliate" shall mean a Person who, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Person specified.

            "Associate," when used to indicate a relationship with any Person, shall mean (a) any corporation or organization (other than the Holding Company, the MHC, the Bank or a majority-owned subsidiary of the Bank) of which such Person is an officer or general or limited partner or is, directly or indirectly, either alone or with one or more members of his or her immediate family, the beneficial owner of 10% or more of any class of equity securities;
(b) any trust or other estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity, except that for the purposes of Sections 4.04(a) and 4.10, the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan or any Non-Tax-Qualified Employee Stock Benefit Plan in which a Person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be acquired or held by Managers, Officers and their Associates, the term "Associate" does not include any Tax-Qualified Employee Stock Benefit Plan; and
(c) any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person or who is a Director or Officer of the Holding Company, the MHC, the Bank or any of the Bank's subsidiaries.

            "Application" shall mean the application to be filed with the Commissioner by the Bank in connection with the Reorganization.


                                   Plan -- 3

            "Bank" shall mean Hudson City Savings Bank in its mutual form or in its stock form, as the context of the reference requires.

            "Banking Law" shall mean the Banking Act of 1948, as amended, of the State of New Jersey.

            "Benefit Plan" shall mean any Tax-Qualified Employee Stock Benefit Plan or any Non-Tax-Qualified Employee Stock Benefit Plan.

            "Commissioner" shall mean the Commissioner of Banking and Insurance of the State of New Jersey.

            "Common Stock" shall mean all of the shares of common stock, par value $.01 per share, issued pursuant to this Plan by the Holding Company. The Common Stock will not be insured by the FDIC.

            "Community Offering" shall mean the offering for sale to Other Depositors and certain members of the general public directly by the Bank or the Holding Company, if utilized, of any shares of the Common Stock not subscribed for in the Subscription Offering in accordance with Section 4.05.

            "Control" (including the terms "controlling," "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities of such Person, the ownership of voting securities of any company that possesses such power, or otherwise.

            "Department" shall mean the Department of Banking and Insurance of the State of New Jersey.

            "Deposit Account" shall mean all deposits of the Bank including without limitation, savings, time, demand, negotiable orders of withdrawal
(NOW), money market and passbook accounts maintained by the Bank; provided, however, that the term "Deposit Account" shall not include any escrow accounts maintained at the Bank.

            "Depositor" shall mean any Person owning a Deposit Account.

            "Director" shall mean a member of the Board of Managers of the Bank after the Reorganization or a member of the Board of Directors of the Holding Company or the MHC.

            "Effective Date" shall mean the effective date of the Reorganization on which all of the Common Stock is issued and sold and the other transactions contemplated by this Plan are consummated.


                                   Plan -- 4

            "Eligibility Record Date" shall mean December 31, 1997, the date established by the Board of Managers of the Bank as the date for determining Eligible Account Holders.

            "Eligible Account Holder" shall mean any Depositor of the Bank who owned a Qualifying Deposit on the Eligibility Record Date.

            "Estimated Valuation Range" shall mean the range of the minimum and maximum aggregate values of the estimated pro forma market value of the Common Stock as set forth in the independant valuation prepared by the Independent Appraiser, as determined in accordance with Section 4.03.

            "FDIC" shall mean the Federal Deposit Insurance Corporation.

            "FRB" shall mean the Board of Governors of the Federal Reserve
System.

            "Holders of Subscription Rights" shall mean the Tax-Qualified Employee Stock Benefit Plans, Eligible Account Holders and Supplemental Eligible Account Holders who have Subscription Rights pursuant to Section 4.04.

            "Holding Company" shall mean Hudson City Bancorp, Inc., a corporation to be organized under the laws of the State of Delaware.

            "Independent Appraiser" shall mean the independent Person retained by the Bank to prepare an appraisal of the estimated pro forma market value of the Common Stock. Such Person shall be experienced and expert in the area of corporate appraisal and acceptable to the Commissioner and the FDIC.

            "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended.

            "Manager" shall mean a member of the Board of Managers of the Bank prior to the Reorganization.

            "Maximum Subscription Price" shall mean the price per share to be remitted by subscribers for shares of Common Stock in the Subscription Offering and the Community Offering.

            "MHC" shall mean Hudson City, MHC, a mutual savings bank holding company organized under the laws of the State of New Jersey.

            "Non-Tax-Qualified Employee Stock Benefit Plan" shall mean any stock option, bonus stock or restricted stock plan or other employee benefit plan that is not a "Tax-Qualified Employee Stock Benefit Plan" and that is maintained by the MHC, the Holding Company or the Bank for the benefit of officers, employees or directors of the MHC, the Holding Company, the Bank or any Affiliate of any of them and that, by its terms, is authorized or required to purchase Common Stock.


                                   Plan -- 5

            "Officer" shall mean an executive officer of the MHC, the Holding Company or the Bank, which includes the chairman of the board, chief executive officer, president, any vice president in charge of a principal business function or functions or who otherwise has a policy-making function, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person performing functions similar to those performed by the foregoing persons with respect to any incorporated or unincorporated organization.

            "Offering Range" shall mean the range of the minimum and maximum aggregate values determined by the Board of Managers of the Bank within which the aggregate offering price of Common Stock sold in the Reorganization will fall. The Offering Range will be within the estimated aggregate pro forma market value of the Common Stock, as determined by the Independent Appraiser in accordance with Section 4.03. The maximum of the Offering Range shall be no more than 15% above the average of the minimum and maximum of such range and the minimum of which shall be no more than 15% below such average.

            "Offerings" shall mean the Subscription Offering, the Community Offering, the Syndicated Community Offering and the Public Offering, collectively.

            "Order Form" shall mean the form provided by the Holding Company or the Bank that subscribers must use to order Common Stock in the Subscription Offering and Community Offering.

            "Other Depositors" shall mean any Depositor of the Bank (other than an Eligible Account Holder or Supplemental Eligible Account Holder) who owns a Qualifying Deposit on the Voting Record Date.

            "OTS" shall mean the Office of Thrift Supervision.

            "Overallotment Option" shall mean the option that may be granted to the Underwriters in any Syndicated Community Offering or Public Offering to purchase, on the same terms as other shares are purchased in such Syndicated Community Offering or Public Offering, up to an additional fifteen percent of the shares of the Common Stock offered in the Subscription Offering.

            "Oversubscription Provision" shall mean the increase in the number of shares of Common Stock that may be offered to subscribers in the Subscription Offering and the Community Offering pursuant to Section 4.03(b) hereof.

            "Person" shall mean any corporation, partnership, trust, unincorporated association, any other entity or any natural person.

            "Plan" or "Plan of Reorganization" shall mean this Plan of Reorganization and Stock Issuance, including any amendments or supplements thereto.


                                   Plan -- 6

            "Prospectus" shall mean the Prospectus to be used in offering the Common Stock in the Offerings.

            "Proxy Statement" shall mean the document to be used to solicit proxies from Voting Depositors to vote at the Special Meeting.

            "Public Offering" shall mean the underwritten offering of certain shares of Common Stock in accordance with Section 4.09 hereof.

            "Public Offering Price" shall mean the price at which the shares of Common Stock are offered in the Public Offering.

            "Qualifying Deposit" shall mean one or more Deposit Accounts with the Bank totaling, in the aggregate, at least one hundred dollars ($100.00).

            "Regulations" shall mean the Banking Law, Subchapter 5 of Chapter 13 of Title 3 of the N.J.A.C. (the "NJ Regulations") and the regulations of the FDIC applicable to mutual to stock conversions, 12 C.F.R. ss.ss. 303.15 and 333.4, to the extent such regulations preempt or supplement the NJ Regulations.

            "Reorganization" shall mean (a) the reorganization of the Bank into the mutual holding company structure including (i) the conversion of the Bank into stock form and (ii) the organization of the MHC and the Holding Company and
(b) the issuance of the Common Stock in accordance with this Plan.

            "Resident" and "residence" as used herein with respect to any person shall mean any person who occupies a dwelling within the State of New Jersey and establishes an ongoing physical presence within the State of New Jersey together with an indication that such presence is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the State of New Jersey. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, the circumstances of the trustee shall be examined for purposes of this definition. The Bank may utilize deposit or loan records or such other evidence provided to it to make a determination as to whether a person is a Resident. In all cases, however, such a determination shall be made in the sole discretion of the Bank.

            "SEC" shall mean the Securities and Exchange Commission.

            "Special Meeting" shall mean the Special Meeting of Depositors to be called for the purpose of submitting the Plan to the Voting Depositors for their approval.

            "Subaccount Balance" shall mean, with respect to each Eligible Account Holder and Supplemental Eligible Account Holder, the portion of the liquidation account that such Eligible Account Holder and Supplemental Eligible Account Holder would be entitled to receive pursuant to the Regulations in the event of a complete liquidation of the Bank subsequent to the Reorganization. The initial Subaccount Balance of each Eligible Account Holder and Supplemental Eligible Account Holder shall be determined in accordance with the Regulations.


                                   Plan -- 7

            "Subscription Offering" shall mean the offering of the Common Stock to Eligible Account Holders, Tax Qualified Employee Stock Benefit Plans and Supplemental Eligible Account Holders in accordance with Section 4.04 hereof.

            "Subscription Rights" shall mean the rights described in Section
4.04 hereof.

            "Supplemental Eligibility Record Date" shall mean the supplemental record date for determining Supplemental Eligible Account Holders, which is the last day of the calendar quarter preceding the Commissioner's approval of the Plan.

            "Supplemental Eligible Account Holder" shall mean any Depositor of the Bank (other than an Eligible Account Holder) who owned a Qualifying Deposit on the Supplemental Eligibility Record Date, except Officers, Managers and their Associates.

            "Syndicated Community Offering" shall mean the best efforts offering of Common Stock following the Subscription and Community Offerings through a selling group of broker-dealers.

            "Syndicated Community Offering Price" shall mean the per share price submitted with orders for shares of Common Stock in the Syndicated Community Offering.

            "Tax-Qualified Employee Stock Benefit Plan" shall mean any defined benefit plan or defined contribution plan, such as an employee stock ownership plan, stock bonus plan, profit-sharing plan or other plan, that is maintained by the Holding Company, the MHC or the Bank for the benefit of the officers or employees of the Holding Company, the MHC, the Bank, or any Affiliate of any of them; that, by its terms, is authorized or required to purchase Common Stock, and that, with its related trust, meets the requirements to be "qualified" under
Section 401 of the Internal Revenue Code.

            "Underwriters" shall mean any investment banking firm or firms purchasing or distributing the Common Stock to be offered in a Public Offering, if any.

            "Underwriting Agreement" shall mean the agreement between the Holding Company and the Underwriters pursuant to which the Underwriters agree to purchase or distribute certain shares of the Common Stock for offering in a Public Offering, if any.

            "Voting Depositor" shall mean any Depositor of the Bank who owns a Qualifying Deposit on the Voting Record Date.

            "Voting Record Date" shall mean the date fixed by the Board of Managers of the Bank as the date for determining Depositors of the Bank entitled to notice of and to vote at the Special Meeting, which date shall not be more than 60 nor less than 10 days before the date of the Special Meeting.


                                   Plan -- 8

                                   ARTICLE II

                               THE REORGANIZATION

            Section 2.01 General. As part of the Reorganization, the Bank will convert to a New Jersey chartered stock savings bank and will form or cause to be formed the Holding Company as a Delaware corporation and the MHC as a New Jersey mutual savings bank holding company. The Reorganization may be effected in any manner approved by the Commission that is consistent with the purposes of this Plan and applicable law and regulations. It is currently anticipated that the Reorganization will be effected in accordance with the following procedures:

      (i) the Bank shall organize an interim stock savings bank as a wholly-owned subsidiary ("Interim One"); (ii) Interim One shall organize an interim stock savings bank as a wholly-owned subsidiary ("Interim Two"); (iii) Interim One shall organize the Holding Company as a wholly-owned subsidiary; (iv) the Bank shall exchange its charter for a New Jersey stock savings bank charter to become the Bank in stock form and Interim One shall exchange its charter for a New Jersey mutual savings bank holding company charter to become the MHC; (v) simultaneously with step (iv), Interim Two shall merge with and into the Bank with the Bank as the resulting institution; (vi) all of the initially issued stock of the Bank shall be transferred to the MHC in exchange for membership interests in the MHC; and (vii) the MHC shall contribute the capital stock of the Bank to the Holding Company, and the Bank in stock form shall become a wholly-owned subsidiary of the Holding Company.

            Upon completion of the Reorganization and Offerings, the MHC, the Holding Company and the Bank shall be structured as follows:

                  ------------                    ------------
                       MHC                           Public
                                                  Shareholders
                  ------------                    ------------
                       |                               |
                    At least                         Up to
                   51% of the                      49% of the
                     Common                          Common
                     Stock                           Stock
                       |                               |
                  --------------------------------------------
                                 Holding Company
                  --------------------------------------------
                                       |
                                   100% of the
                                  Common Stock
                                       |
                  --------------------------------------------
                                      Bank
                  --------------------------------------------

            Contemporaneously with the Reorganization, the Holding Company shall offer for sale in the Offerings shares of Common Stock representing up to 49% of the pro forma market value of the Holding Company and the Bank. Upon consummation of the Reorganization, the legal existence of the Bank shall not terminate, but the Bank in stock form, shall be a continuation of the


                                   Plan -- 9

Bank in mutual form and all property of the Bank in mutual form, including its right, title, and interest in and to all property of whatsoever kind and nature, shall inure to the Bank in stock form immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed. Upon consummation of the Reorganization, substantially all of the assets and liabilities (including all Deposit Accounts) of the Bank in mutual form shall become the assets and liabilities of the Bank in stock form, which shall thereupon become an operating savings bank subsidiary of the Holding Company and of the MHC. The Bank in stock form shall continue to have, succeed to, and be responsible for all the rights, liabilities and obligations of the Bank in mutual form and shall maintain its headquarters and operations at the Bank's current locations.

            Section 2.02 Possible Conversion of MHC to a Federal MHC.

            Upon completion of the Reorganization, the MHC shall be a New Jersey chartered mutual savings bank holding company. The MHC, however, may elect to convert its charter to a federal mutual holding company charter in the future. In the event of such an election, the MHC would be regulated by the OTS. Such a charter conversion would be subject to the approval of the Board of Directors of the MHC, the OTS and the Commissioner.

            Section 2.03 Second-Step Conversion; Conversion of MHC to Stock
Form.

            Following the completion of the Reorganization, the MHC may elect to convert to stock form in accordance with applicable law (a "Conversion Transaction"). There can be no assurance when, if ever, a Conversion Transaction shall occur, and the Board of Managers has no present intent or plan to undertake a Conversion Transaction. If the Conversion Transaction does not occur, the MHC shall continue to own a majority of the Common Stock of the Holding Company.

            In a Conversion Transaction, the MHC would merge with and into the Bank or the Holding Company (at the discretion of the MHC), and certain depositors of the Bank would receive the right to subscribe for a number of shares of Common Stock of the Holding Company, as determined by the formula set forth in the following paragraphs. The additional shares of Common Stock of the Holding Company issued in the Conversion Transaction would be sold at their aggregate pro forma market value.

            Any Conversion Transaction shall be fair and equitable to holders of the Holding Company's Common Stock other than the MHC (the "Minority Shareholders"). In any Conversion Transaction, Minority Shareholders, if any, shall be entitled to maintain the same percentage ownership interest in the Holding Company after the Conversion Transaction as their percentage ownership interest in the Holding Company immediately prior to the Conversion Transaction (the "Minority Ownership Interest"), subject only to the following adjustments (if required by federal or state law, regulation, or regulatory policy) to reflect: (i) the cumulative effect of the aggregate amount of dividends waived by the MHC, if any; and (ii) the market value of assets of the MHC (other than Common Stock of the Holding Company).

            The adjustment referred to in clause (i) of the preceding paragraph above would require that the Minority Ownership Interest (expressed as a percentage) be adjusted by multiplying the Minority Ownership Interest by the following fraction:


                                   Plan -- 10

(Holding Company shareholders' equity immediately preceding the Conversion
       Transaction)-(aggregate amount of dividends waived by MHC, if any)
________________________________________________________________________________
                Holding Company shareholders' equity immediately
                      preceding the Conversion Transaction

            The Minority Ownership Interest (expressed as a percentage) shall also be adjusted to reflect any assets of the MHC other than the Common Stock of the Holding Company by multiplying the result obtained in the preceding paragraph by the following fraction:

                 (pro forma market value of Holding Company)-
    (market value of assets of MHC other than Holding Company common stock)
________________________________________________________________________________
                   pro forma market value of Holding Company

            At the sole discretion of the Board of Directors of each of the MHC and the Holding Company, a Conversion Transaction may be effected in any other manner necessary to qualify the Conversion Transaction as a tax-free reorganization under applicable federal and state tax law, provided such Conversion Transaction does not diminish the rights and ownership interest of Minority Shareholders as set forth in the preceding paragraphs. If a Conversion Transaction does not occur, the MHC shall continue to own a majority of the Voting Stock of the Holding Company.

            Under current federal and state regulatory policy, a Conversion Transaction would require the approval of applicable regulatory authorities, and would be presented to a vote of the depositors of the Bank and the shareholders of the Holding Company as of a voting record date prior to the completion of the Conversion Transaction. Federal and state regulatory policy requires that in any Conversion Transaction eligible depositors of the Bank shall be accorded the same stock purchase priorities as if the MHC were a mutual savings bank converting to stock form.

                                   ARTICLE III

                  PROCEDURE FOR APPROVAL OF THE REORGANIZATION

            Section 3.01 Application and Notice.

            This Plan, having been duly adopted by the Board of Managers of the Bank, shall be submitted, together with an Application in the form required by the Regulations, to the Commissioner for approval and to request certain waivers, if required, and to the FDIC for non-objection. Following approval of this Plan by the Board of Managers of the Bank, the Bank shall cause notice of the adoption of the Plan, and of its intention to convert to stock form and to reorganize into the mutual holding company structure, to be conspicuously posted at its home office and each of its branch offices. The Bank shall also issue a press release containing all of the material terms of the proposed Reorganization and shall place an advertisement containing such material terms in a newspaper having general circulation in the communities in which the principal office and branches of the Bank are located.


                                   Plan -- 11

            Section 3.02 Approval of Plan by Voting Depositors; the Special Meeting.

            (a) Following (i) approval of the Bank's Application by the Commissioner, (ii) the non-objection of the FDIC and (iii) the receipt of all necessary waivers by the Commissioner, the Bank shall submit the Plan to the Bank's Voting Depositors for approval at the Special Meeting. The Bank shall mail to each Voting Depositor, at his or her last known address appearing on the records of the Bank, a Notice of Special Meeting, a proxy card and a Proxy Statement (which contains a detailed description of the Reorganization) in the forms required by the Regulations, describing the Plan and certain other matters relating to the Bank and its Reorganization. If an Order Form and Prospectus are included in the mailing, separate and readily distinguishable postage-paid envelopes shall be provided for the return of proxy cards and Subscription Order Forms.

            (b) The Special Meeting shall be held upon written notice given no less than 20 days nor more than 45 days prior to the date of the Special Meeting. At the Special Meeting, each Voting Depositor shall be entitled to cast one vote in person or by proxy for every one hundred dollars ($100.00) of Deposit Accounts such Voting Depositor had with the Bank as of the Voting Record Date. The Board of Managers shall appoint an independent custodian and tabulator to receive and hold proxies to be voted at the Special Meeting and count the votes cast in favor of and in opposition to the Plan.

            (c) The Commissioner shall be notified of the results of the Special Meeting by a certificate signed by the appropriate Officers of the Bank promptly after the conclusion of the Special Meeting. The Plan must be approved by the affirmative vote of at least a majority of the amount of votes entitled to be cast by Voting Depositors at the Special Meeting. If the Plan is so approved, the Bank shall take all other necessary steps to effect the Reorganization subject to the terms and conditions of the Plan. If the Plan is not so approved, upon conclusion of the Special Meeting and any adjournment or postponement thereof, the Plan shall not be implemented without further vote and all funds submitted in the Subscription Offering and Community Offering shall be returned to subscribers, with interest as provided herein, and all withdrawal authorizations shall be canceled.

            Section 3.03 Regulatory Approvals.

            The Board of Managers of the Bank intends to take all necessary steps to form the Holding Company. The Holding Company will make timely applications for any requisite regulatory approvals, including an Application with the Commissioner, an application with the FRB, an application with the FDIC and a Registration Statement on Form S-1 with the SEC.

                                   ARTICLE IV

                              SALE OF COMMON STOCK

            Section 4.01 In General.

            (a) As soon as practicable after adoption of the Plan by the Board of Managers of the Bank and the Board of Directors of the Holding Company, the Holding Company shall register the Common Stock under the Securities Act of 1933, as amended, and, subject to Section 4.04 (e)


                                   Plan -- 12
hereof, any applicable state securities or "blue sky" laws. After registration of the Common Stock and receipt of all required regulatory approvals, up to 49% of the Common Stock will be offered for sale to the Holders of Subscription Rights in the respective priorities set forth in Section 4.04; provided, however, that no offer for sale of the Common Stock shall be made prior to the mailing to Voting Depositors of the Proxy Statement for the Special Meeting. Shares of Common Stock not subscribed for in the Subscription Offering may be offered for sale in a Community Offering. Any Common Stock remaining unsold upon completion of the Subscription Offering and Community Offering may be offered for sale in a Syndicated Community Offering or a Public Offering or in some other manner as determined by the Board of Managers of the Bank and the Board of Directors of the Holding Company with the approval of the Commissioner. Any such Syndicated Community or Public Offering shall be conducted in a manner that is intended to achieve a reasonably wide distribution of the Common Stock.

            (b) The Community Offering may be commenced concurrently with the Subscription Offering; provided, however, that any orders received in the Community Offering shall be subject to availability of shares upon conclusion of the Subscription Offering. The offer and sale of Common Stock prior to the Special Meeting shall, however, be conditioned upon approval of the Plan by the Voting Depositors. The sale of all Common Stock subscribed for in the Subscription and Community Offerings will be consummated simultaneously on the date the sale of Common Stock in any Syndicated Community Offering or Public Offering is consummated.

            (c) The sales price per share of the Common Stock shall be a uniform price determined in accordance with the Regulations and Section 4.03 hereof, except that the price to be paid by or through the Underwriters in connection with a Syndicated Community Offering or Public Offering may be less a negotiated Underwriters' commission or discount. The Bank may also elect to offer to pay fees on a per share basis to qualifying brokers, as determined by the Bank in its sole discretion, who assist Persons in determining to purchase shares in the Subscription and Community Offerings.

            (d) The Board of Managers of the Bank may determine for any reason at any time prior to the issuance of the Common Stock not to utilize an intermediate holding company form of organization in the Reorganization. If the Board of Managers of the Bank determines not to complete the Reorganization utilizing an intermediate holding company, up to 49% of the capital stock of the Bank will be issued and sold in accordance with the Plan with the MHC holding the remaining shares of the Bank. In such case, the Holding Company's registration statement on Form S-l will be withdrawn from the SEC, the Bank will take all steps necessary to complete the Reorganization, including filing any necessary documents with the FDIC and the Commissioner, and will issue and sell the Common Stock in accordance with this Plan. In such event, any subscriptions or orders received for Common Stock of the Holding Company shall be deemed to be subscriptions or orders for Common Stock of the Bank on the same terms and conditions that such provisions apply to the Common Stock of the Holding Company. In that event all references to the Holding Company in this Plan shall be deemed to refer to the Bank or shall have no effect, as the context requires, and the Bank shall take such steps as permitted or required by the Commissioner and the FDIC.


                                   Plan -- 13

            Section 4.02 Proceeds from Reorganization into Mutual Holding Company Structure.

            Upon the issuance of the Common Stock, the Holding Company will contribute to the Bank in at least 50% of the net Reorganization proceeds. The Holding Company intends to retain up to 50% of the net proceeds of the sale of the Common Stock. A lesser percentage may be retained in the discretion of the Boards of Managers of the Bank and the Board of Directors of the Holding Company. The Bank believes that the Reorganization proceeds will provide economic strength to the Holding Company and the Bank for the future in a highly competitive and regulated environment. The Reorganization will facilitate expansion through acquisitions of financial service organizations, diversification into other related businesses and engagement in other business and investment purposes, including the possible payment of dividends and possible future repurchases of the Common Stock as permitted by the Regulations. The above activities may also be engaged in by the Bank if the Holding Company is eliminated.

            Section 4.03 Pricing and Number of Shares of Common Stock; Independent Appraiser.

            (a) All shares sold in the Reorganization shall be sold at a uniform price per share, the Actual Purchase Price. The aggregate price at which the Common Stock shall be sold shall be consistent with the estimated pro forma market value of such Common Stock on the Effective Date of the Reorganization, based upon an independent valuation as provided for in this Section 4.03. The Bank shall cause the Independent Appraiser to prepare a pro forma valuation of the aggregate market value of the Common Stock, which shall be submitted to the Commissioner and the FDIC as part of the Bank's applications, such valuation to be stated in terms of an Estimated Valuation Range, the maximum of which shall be no more than 15% above the average of the minimum and maximum of such price range and the minimum of which shall be no more than 15% below such average. From time to time, as appropriate or as required by the Regulations or the Commissioner, the Bank shall cause the Independent Appraiser to review developments subsequent to its valuation to determine whether the Estimated Valuation Range should be revised. Such valuation shall be prepared in accordance with the Regulations. The shares of Common Stock being sold in the Offerings will represent a minority ownership interest in the outstanding Common Stock of the Holding Company equal to up to 49% of the estimated pro forma market value of the Common Stock based upon the Independent Valuation. The percentage of Common Stock offered for sale in the Offerings and the Offering Range shall be determined by the Board of Directors of the Holding Company and the Board of Managers of the Bank prior to commencement of the Subscription and Community Offerings, and will be confirmed upon completion of the Offerings based on the final or updated Independent Valuation submitted by the Independent Appraiser.

            (b) Based on the valuation of the Independent Appraiser pursuant to
Section 4.03(a) hereof, the Board of Managers of the Bank and the Board of Directors of the Holding Company shall fix the Maximum Subscription Price and the number of shares, or range thereof, to be offered. The total number of shares of Common Stock offered shall be subject to increase or decrease at any time prior to any Syndicated Community Offering or Public Offering or other method of sale to reflect changes in market and financial conditions. If the aggregate purchase price of the


                                   Plan -- 14

Common Stock sold in the Offerings is below the minimum of the Offering Range, or materially above the maximum of the Offering Range, resolicitation of purchasers may be required; provided, that up to a 15% increase above the maximum of the Offering Range will not be deemed material so as to require a resolicitation. Up to a 15% increase in the number of shares to be issued which is supported by an appropriate change in the estimated pro forma market value of the Common Stock will not be deemed to be material so as to require a resolicitation of subscriptions. If the aggregate purchase price of the Common Stock sold in the Offerings is below the minimum of the Offering Range or in excess of 15% above the maximum of the Offering Range, and a resolicitation is required, such resolicitation shall be effected in such manner and within such time as the Holding Company or the Bank shall establish, with the approval of the Commissioner or the FDIC, if required. The total number of shares of Common Stock offered will be subject to increase in connection with the exercise of any Overallotment Option or the Oversubscription Provision; provided, that any additional number of shares of Common Stock issued in the Offerings for these purposes shall not exceed 15% of the total number of shares of the Common Stock offered in the Subscription Offering.

            (c) If the number of shares of Common Stock to be sold in the Reorganization, excluding any number of shares to be issued in connection with any Overallotment Option or the Oversubscription Provision, is increased after commencement of the Subscription Offering, any Person who subscribed for the maximum number of shares of Common Stock shall be permitted to purchase an additional number of shares such that such Person shall be permitted to subscribe for the then maximum number of shares permitted to be subscribed for by such Person as adjusted to take into account the increase in the number of shares to be sold, subject to the rights and preferences of any Person who has priority Subscription Rights. If either the individual purchase limitation or the number of shares of Common Stock, excluding any number of shares to be issued in connection with any Overallotment Option or the Oversubscription Provision, is decreased after commencement of the Subscription Offering, the order of any Person who subscribed for the maximum number of shares of Common Stock shall be decreased by the minimum amount necessary so that such Person shall be in compliance with the then maximum number of shares permitted to be subscribed for by such Person. The Holding Company shall not otherwise be required to offer subscribers the right to modify or rescind their subscriptions as a result of any increase or decrease in the number of shares of Common Stock offered, unless otherwise required by this Plan or by the Commissioner.

            (d) If the shares of Common Stock sold in the Subscription Offering and the Community Offering are in excess of the maximum of the Offering Range (the "Adjusted Maximum"), such shares will be allocated in the following order of priority: (i) if there is an oversubscription at the Eligible Account Holder level, to fill unfulfilled subscriptions of Eligible Account Holders in accordance with Section 4.04(a); (ii) to fill the Tax-Qualified Employee Stock Benefit Plans' subscriptions in accordance with Section 4.04(b); (iii) if there is an oversubscription at the Supplemental Eligible Account Holder level, to fill unfulfilled subscriptions of Supplemental Eligible Account Holders in accordance with Section 4.04(c); and (iv) to fill unfulfilled subscriptions in the Community Offering in accordance with Section 4.05.

            (e) If all of the shares of Common Stock are subscribed for in the Subscription Offering and the Community Offering, or are sold in some manner other than a Syndicated


                                   Plan -- 15

Community Offering or Public Offering, the Board of Managers of the Bank and the Board of Directors of the Holding Company, in consultation with the Independent Appraiser, shall determine the Actual Purchase Price, subject to approval by the Commissioner, if required. If all shares of the Common Stock offered are not subscribed for and there is a Syndicated Community Offering or Public Offering, the Board of Managers of the Bank and the Board of Directors of the Holding Company, in consultation with the Underwriters and the Independent Appraiser, shall determine the Syndicated Offering Price or the Public Offering Price, as the case may be, subject to the approval of the Commissioner, if required. If there is a Syndicated Community Offering or a Public Offering, the Syndicated Offering Price or the Public Offering Price, as the case may be, will determine the Actual Purchase Price. Except for the purchase price of shares sold upon the exercise of any Overallotment Option or the Oversubscription Provision, the aggregate purchase price of the Common Stock shall be within the Offering Range, unless subscribers are offered the right to modify or rescind their subscriptions.

            (f) The Holding Company shall not consummate any sale unless the Independent Appraiser shall have confirmed to the Holding Company, the Bank, the FDIC and the Commissioner that nothing of a material nature has occurred that would cause the Independent Appraiser to conclude that the aggregate purchase price of the shares of Common Stock sold in the Reorganization, exclusive of the aggregate purchase price of shares sold upon the exercise of the Overallotment Option or the Oversubscription Provision, is incompatible with its estimate of the pro forma market value of the Common Stock at the time of such sale. If the Independent Appraiser is unable to so confirm, the Offering may be canceled or the Bank and the Holding Company may extend the Reorganization, establish a new Estimated Valuation Range and Offering Range, new Actual Purchase Price, extend, reopen or hold a new Subscription Offering and Community Offering, Syndicated Community Offering or Public Offering, or take such other action as the Board of Managers of the Bank and the Board of Directors of the Holding Company shall determine and the Commissioner shall approve.

            (g) The Common Stock to be issued pursuant to this Plan shall upon issuance be fully paid and nonassessable.

            Section 4.04 Subscription Rights.

            (a) Each Eligible Account Holder shall receive, as first priority and without payment, nontransferable subscription rights to subscribe for shares of Common Stock equal to the amount permitted to be subscribed for in the Community Offering, which amount is currently equal to $500,000 of the Common Stock offered in connection with the Reorganization, as specified in Section 4.05(e), and may be increased to 5% of the Common Stock offered in the Offering, exclusive of an increase in the total number of shares issued due to an increase in the Offering Range of up to 15%. Such subscription is subject to the maximum purchase limitation specified in Section 4.10(b) and the minimum purchase limitation in Section 4.10(e) and exclusive of an increase in the total number of shares issued due to an increase in the Offering Range of up to 15%. If Eligible Account Holders subscribe for a number of shares of Common Stock that exceeds the total number of shares of Common Stock being issued, the Common Stock shall be allocated among subscribing Eligible Account Holders as follows:


                                   Plan -- 16

            (i) first, to the extent possible, each Eligible Account Holder shall be entitled to subscribe for the entire amount of his or her order, up to 100 shares;

            (ii) second, each Eligible Account Holder subscribing for in excess of 100 shares shall be entitled, with respect to such excess, to subscribe for the same percentage of the total remaining shares to be issued as the value of his or her Qualifying Deposits represents to the aggregate value of the Qualifying Deposits of all remaining Eligible Account Holders whose subscriptions remain unsatisfied; provided, however, that no fractional shares shall be issued; and

            (iii) third, any shares then remaining shall be reallocated (one or more times if necessary) among those Eligible Account Holders whose subscriptions are not filled pursuant to subparagraphs (i) or (ii) above, on the basis otherwise set forth in (ii) above until all available shares have been allocated.

Subscription Rights to purchase Common Stock received by Managers and Officers of the Bank, and their Associates, as Eligible Account Holders that are based on their increased Deposit Accounts in the Bank in the one-year period preceding the Eligibility Record Date shall be subordinated to the Subscription Rights of all other Eligible Account Holders granted pursuant to the Regulations and this Plan.

            (b) The Tax-Qualified Employee Stock Benefit Plans shall receive, without payment, as a second priority after the filling of subscriptions of Eligible Account Holders, non-transferable Subscription Rights to purchase up to a maximum of ten percent (10.0%) of the Common Stock. If, after the filling of subscriptions of Eligible Account Holders, a sufficient number of shares is not available to fill the subscriptions by such plans, the subscription by such plans shall be filled to the maximum extent possible. A Tax-Qualified Employee Stock Benefit Plan shall not be deemed to be an Associate or Affiliate of, or a Person Acting in Concert with, any Director, Manager or Officer of the Holding Company, the MHC or the Bank. Notwithstanding any provision contained herein to the contrary, the Bank may make scheduled discretionary contributions to a Tax-Qualified Employee Stock Benefit Plan; provided, among other things, that such contributions do not cause the Bank to fail to meet its regulatory capital requirements.

            (c) Each Supplemental Eligible Account Holder shall receive, as third priority and without payment, non-transferable Subscription Rights to subscribe for shares of Common Stock equal to an amount up to the amount permitted to be subscribed for in the Community Offering, which amount is currently $500,000 of the Common Stock offered in the Reorganization, as specified in Section 4.05(e), and may be increased to 5% of the Common Stock offered in the Offering, exclusive of an increase in the total number of shares issued due to an increase in the Offering Range of up to 15%. Such subscription is subject to the maximum purchase limitation specified in Section 4.10(b) and the minimum purchase limitation in Section 4.10(e) and exclusive of an increase in the total number of shares issued due to an increase in the Offering Range of up to 15%. If Supplemental Eligible Account Holders subscribe for a number of shares of Common Stock that exceeds the total number of shares of Common Stock being issued and available after purchases


                                   Plan -- 17
by Eligible Account Holders and Tax-Qualified Employee Stock Benefit Plans, the Common Stock shall be allocated among subscribing Supplemental Eligible Account Holders as follows:

            (i) first, to the extent possible, each Supplemental Eligible Account Holder shall be entitled to subscribe for the entire amount of his or her order, up to 100 shares;

            (ii) second, each Supplemental Eligible Account Holder subscribing for in excess of 100 shares shall be entitled, with respect to such excess, to subscribe for the same percentage of the total remaining shares to be issued as the value of his or her Qualifying Deposits represents to the aggregate value of the Qualifying Deposits of all remaining Supplemental Eligible Account Holders whose subscriptions remain unsatisfied; provided, however, that no fractional shares shall be issued; and

            (iii) third, any shares then remaining shall be reallocated (one or more times if necessary) among those Supplemental Eligible Account Holders whose subscriptions are not filled pursuant to subparagraphs (i) or (ii) above, on the basis otherwise set forth in (ii) above until all available shares have been allocated.

            (d) Subscription Rights are non-transferable and may not be exercised by or on behalf of any Person other than the Holder of Subscription Rights. Prior to the Effective Date, no Person shall offer to transfer, enter into any agreement or understanding to transfer, or transfer the legal or beneficial ownership of any shares of Common Stock, except pursuant to or as contemplated by this Plan.

            (e) The Holding Company and Bank shall make reasonable efforts to comply with the securities laws of all states in the United States in which Persons entitled to subscribe for shares of Common Stock pursuant to the Plan reside. No Person will be offered or sold any Common Stock in the Subscription Offering if such Person resides in a foreign jurisdiction. No payment will be made in lieu of the granting of Subscription Rights to any such Person.

            Section 4.05 Community Offering.

            Shares of Common Stock not subscribed for in the Subscription Offering may be offered in a Community Offering, commencing concurrently with or subsequent to the commencement of the Subscription Offering, subject to the following terms and conditions:

            (a) Subject to the provisions of Section 4.05(d), the Common Stock may be offered in the Community Offering to the following persons in the following order of priority: (i) Other Depositors, (ii) Residents of New Jersey, and (iii) certain other Persons that the Bank determines to be members of its community.

            (b) The Community Offering shall be completed no later than 45 days following the termination of the Subscription Offering, unless extended with the approval of the Commissioner and the FDIC, if applicable.


                                   Plan -- 18

            (c) The Community Offering shall be by means of a direct marketing program. The Bank or the Holding Company may, if the Board of Managers of the Bank and the Board of Directors of the Holding Company deem it advisable, engage the services of a registered broker-dealer, consultant or investment banking firm, experienced and expert in the sale of savings institution securities, to assist the Holding Company in the direct marketing program. The Holding Company and the Bank shall endeavor to make distribution of the Common Stock to be sold in the Community Offering in such a manner as to promote a reasonably wide distribution of Common Stock.

            (d) At the option of the Bank and the Holding Company in connection with the Community Offering or the Syndicated Community Offering, a number of shares equal to the lesser of (i) 25% of the Common Stock offered in the Offerings and exclusive of an increase in the total number of shares issued due to an increase in the Offering Range of up to 15% or (ii) the number of shares of Common Stock not subscribed for in the Subscription Offering or by Other Depositors, may be initially reserved for institutional investors who need not be Other Depositors or Residents of New Jersey.

            (e) Any Person subscribing for Common Stock in the Community Offering shall be required to purchase a minimum of 25 shares to the extent such shares are available for purchase. The maximum amount that any Person, together with any Associate or group of Persons Acting in Concert, may subscribe for in the Community Offering shall be $500,000 of the Common Stock offered in the Reorganization; provided, however, that the amount permitted to be purchased in the Community Offering may be increased to 5% of the Common Stock offered in the Offering without the further approval of depositors or resolicitation of subscribers and exclusive of an increase in the total number of shares issued due to an increase in the Offering Range of up to 15%. Such subscription is subject to the maximum purchase limitation specified in Section 4.10(b). If there are not sufficient shares available to fill all subscription requests, the total number of shares available in the Community Offering shall be allocated, subject to the reservation of shares set forth in Section 4.05(d), on a priority basis, such that within each such priority, with respect to each subscriber whose order is accepted, the shares available to such subscriber will be allocated in the manner which permits each such person, to the extent possible, to purchase the number of shares necessary to make his total allocation of Common Stock equal to the lesser of 100 shares or the number of shares subscribed for by such persons, thereafter, unallocated shares will be allocated among such persons whose subscriptions remain unsatisfied on a pro rata basis until the remaining shares have been allocated.

            (f) The Holding Company and Bank shall make reasonable efforts to comply with the securities laws of all States in the United States in which Persons entitled to subscribe for shares of Common Stock pursuant to the Plan reside. No Person will be offered or sold any shares of Common Stock in the Community Offering if such Person resides in a foreign jurisdiction.

            (g) Notwithstanding the foregoing, the Holding Company reserves the absolute right to accept or reject any or all orders in the Community Offering in whole or in part for any reason not in contravention of any applicable law or regulation.


                                   Plan -- 19

            Section 4.06 Subscription and Community Offering Procedures; Order Forms.

            (a) After the registration statement for the Common Stock has been declared effective by the SEC and all other required regulatory approvals have been obtained, the Holding Company shall distribute or make available the Prospectus, together with Order Forms for the purchase of Common Stock, to the Holders of Subscription Rights for the purpose of enabling them to exercise their respective Subscription Rights. Notwithstanding the foregoing, the Holding Company may elect to send Order Forms only to those persons who request them after such notice has been given as is approved by the Commissioner and is adequate to apprise all Holders of Subscription Rights of the pendency of the Subscription Offering. Such notice may be included with the Proxy Statement for the Special Meeting and may also be included in a notice of the pendency of the Reorganization and the Special Meeting sent to all Eligible Account Holders and Supplemental Eligible Account Holders in accordance with the Regulations. Each Order Form must be preceded or accompanied by the Prospectus describing the Holding Company, the MHC, the Bank, the Common Stock, the Subscription Offering and the Community Offering. Each Order Form shall contain such information as may be required by the Regulations.

            (b) The Holders of Subscription Rights shall have a period of time within which to complete and deliver an Order Form to the Holding Company. The exact date and time by which completed Order Forms must be received by the Holding Company, as well as the location for such delivery, shall be set forth on the Order Form. Failure of any Holder of Subscription Rights to deliver a properly completed and executed Order Form to the Holding Company, together with full payment (or authorization for full payment by withdrawal from a designated type of Deposit Account with the Bank) for the shares of Common Stock subscribed for, within the time limits prescribed and to the location or locations identified in the Order Form shall be deemed a waiver and release by such Person of any Subscription Rights. The determination of whether an Order Form is properly completed, executed and delivered shall be in the sole discretion of the Bank and the Holding Company.

            (c) The Company may also distribute or make available the Prospectus, together with Order Forms for the purchase of Common Stock, to certain other Persons described in Section 4.05. A subscriber in the Community Offering shall have a period of time within which to complete and deliver an Order Form to the Holding Company, which period of time shall end at the same time that the Subscription Offering terminates, unless extended pursuant to
Section 4.05(b). The exact date and time by which completed Order Forms must be received by the Holding Company shall be set forth on the Order Form.

            (d) The Holding Company may, subject to the provisions of this Plan and any required approval of the Commissioner, extend the period during which an Order Form must be completed and delivered to the Holding Company. Any such extension shall be for a period that the Board of Managers of the Bank and the Board of Directors of the Holding Company determine is appropriate.

            (e) The Company will reserve the right to accept or reject orders on photocopied or facsimilied order forms. The Company may, but will not be required to, waive any irregularity on


                                   Plan -- 20
any Order Form, or require the submission of corrected Order Forms or the remittance of full payment for subscribed shares of Common Stock by such date as set forth in the Prospectus. The interpretation by the Holding Company of the terms and conditions of the Order Forms will be final and binding on all subscribers.

            Section 4.07 Payment for Common Stock.

            (a) Payment for shares of Common Stock subscribed for in the Subscription Offering and in any Community Offering shall be equal to the Maximum Subscription Price multiplied by the number of shares that are being subscribed for. Such payment must, except as noted below, be made at the time the Order Form is delivered to the Holding Company and may be made:

            (i) by check, bank draft, or money order, or

            (ii) by authorization to the Bank to withdraw from Deposit Accounts, except for money market accounts, NOW accounts, checking or demand accounts or other transactional accounts, an amount equal to the aggregate Maximum Subscription Price of the shares for which the Person subscribed.

If the subscriber is a Benefit Plan, the subscribing Benefit Plan may pay for the shares of Common Stock at the Actual Purchase Price on or prior to the Effective Date. If the subscribing Benefit Plan is an employee stock ownership plan, it may pay on or prior to the Effective Date but only if it has received a loan commitment from the Holding Company or a source of funding acceptable to the Holding Company, committing to advance to the Benefit Plan on or before the Effective Date the aggregated Actual Purchase Price of the shares for which the Benefit Plan subscribed. The Bank and the Holding Company may permit institutional investors to submit contractually irrevocable orders in the Community Offering and to thereafter submit payment for the Common Stock for which they are subscribing in the Community Offering at any time prior to 48 hours before the completion of the Reorganization, unless such 48-hour period is waived by the Bank and the Holding Company, in their sole discretion. Such payment by institutional investors may be made by wire transfer.

            (b) If the Actual Purchase Price is less than the Maximum Subscription Price, the difference will either be promptly refunded to all subscribers (or withdrawal authorizations from Deposit Accounts shall be reduced) or, if the subscriber has so elected on a space that may be provided on the Order Form, the difference (excluding accrued interest) will be applied to the purchase of additional whole shares of Common Stock to the extent available, and any remaining difference will be promptly refunded to all subscribers (or withdrawal authorizations from Deposit Accounts shall be reduced).

            (c) If a subscriber authorizes a withdrawal of the amount of the Maximum Subscription Price multiplied by the number of shares that are being subscribed for from a Deposit Account with the Bank as payment for the shares subscribed for, the Bank will have the right upon receipt of the Order Form by the Holding Company to make such withdrawal immediately or to place a hold on such Deposit Account equal to such aggregate Maximum Subscription Price. The Bank


                                   Plan -- 21
will allow withdrawal from certificates of deposit for such payment without the assessment of penalties; however, if the withdrawal results in the certificate failing to meet any applicable minimum balance requirement, the certificate evidencing the account may be canceled and the remaining balance transferred to a statement savings account that will earn interest at the regular passbook rate. Where any applicable required minimum balance is maintained in such certificate account, the rate of return on the balance of the certificate account will remain the same as prior to such early withdrawal. If the Bank withdraws funds from a subscriber's certificate account, or places a hold on such account, in accordance with this Section 4.07, and the certificate account matures prior to the date the Reorganization is completed or terminated, the funds so withdrawn or placed under a hold shall be transferred upon maturity of the certificate account to a statement savings account that will earn interest at the regular passbook rate.

            (d) The Bank will pay interest, at not less than the passbook rate, for all amounts paid by check, bank draft or money order to purchase shares of the Common Stock in the Subscription Offering or Community Offering from the date payment is received until the date the Reorganization is completed or terminated. If any withdrawal from a Deposit Account made pursuant to paragraph
(c) above is made at any time prior to the date the Reorganization is completed or terminated, the Bank shall pay interest to the subscriber on the amount withdrawn as if such amount had remained in the account from which it was withdrawn until the date the Reorganization is completed or terminated.

            (e) The Bank will not knowingly lend funds or otherwise extend credit to any Person for the purpose of purchasing shares of the Common Stock.

            Section 4.08 Syndicated Community Offering.

            (a) Shares of Common Stock not sold in the Subscription Offering or the Community Offering, if any, may be offered for sale in a Syndicated Community Offering, subject to such terms, conditions and procedures as may be determined by the Bank or the Holding Company, in a manner that is intended to achieve a reasonably wide distribution of the Common Stock subject to the right of the Bank and the Holding Company to accept or reject in whole or in part all subscriptions in the Syndicated Community Offering.

            (b) In the Syndicated Community Offering, any Person together with any Associate or group of Persons Acting in Concert may purchase up to $500,000 of the Common Stock offered in the Reorganization subject to the maximum purchase limitation specified in Section 4.10(b) and exclusive of an increase in the total number of shares issued due to an increase in the Estimated Valuation Range of up to 15%.

            (c) Provided that the Subscription Offering has commenced, the Bank may commence the Syndicated Community Offering at any time after the mailing to the depositors of the Proxy Statement to be used in connection with the Special Meeting; provided, that the completion of the offer and sale of the Common Stock shall be conditioned upon the approval of this Plan by Voting Depositors. If the Syndicated Community Offering is not sooner commenced pursuant to the provisions of the preceding sentence, the Syndicated Community Offering will be commenced as soon


                                   Plan -- 22
as practicable following the date upon which the Subscription Offering and any Community Offering terminate.

            Section 4.09 Public Offering Alternative.

            Shares of Common Stock not sold in the Subscription Offering or the Community Offering may, as an alternative to a Syndicated Community Offering pursuant to Section 4.08, be offered for sale by the Holding Company to or through Underwriters. The provisions of Section 4.10 shall not be applicable to sales to Underwriters for purposes of such a Public Offering. Any such Underwriter shall agree to (a) purchase such shares from the Holding Company with a view to reoffering them to the general public; (b) use their best efforts to sell, for the account of the Holding Company, such shares to the general public; or (c) a combination of (a) and (b), subject to the following terms and conditions:

                  (a) Any Underwriting Agreement shall provide that the Underwriters shall agree to purchase all shares of the Common Stock not sold in the Subscription Offering or any Community Offering, if any such shares are purchased.

                  (b) The price paid to the Holding Company by or through the Underwriters for the Common Stock shall be the aggregate Public Offering Price for the shares of Common Stock so offered, less discounts and commissions as negotiated between the Bank, the Holding Company and the Underwriters and approved by the Commissioner, the FDIC (if applicable) and the National Association of Securities Dealers, Inc.

                  (c) The Underwriting Agreement shall be subject to the following conditions and such other conditions as may be acceptable to the Bank, the Holding Company, the FDIC (if applicable) and the Commissioner:

                  (i) purchases in the Public Offering shall be subject to the limitations of Section 4.10; and

                  (ii) the Holding Company and the Underwriters shall use
            reasonable efforts to assure that the stock to be offered and sold in the Public Offering shall be offered and sold in a manner that, to the extent practicable, will achieve a reasonably wide distribution of such stock.

                  (d) If for any reason a Syndicated Community Offering or a Public Offering of shares of Common Stock not sold in the Subscription and Community Offerings cannot be effected, or if any insignificant residue of shares of Common Stock is not sold in the Subscription and Community Offerings or in the Syndicated Community or Public Offering, other arrangements will be made for the disposition of unsubscribed shares by the Bank, if possible. Such other purchase arrangements will be subject to the approval of the Commissioner and the FDIC, if applicable.


                                   Plan -- 23

            Section 4.10 Restrictions on Purchase and Transfer of Common Stock.

            The following limitations shall apply to all purchases of Common
Stock:

            (a) The aggregate amount of outstanding Common Stock of the Holding Company owned or controlled by Persons other than the MHC shall not exceed 49% of the Holding Company's outstanding Common Stock.

            (b) No Person, acting alone, acting together with any other Person, or Acting in Concert with any group of Persons, shall be entitled to purchase more than $2,500,000 of the Common Stock offered. For purposes of applying this purchase limitation, the purchases of any Tax-Qualified Employee Stock Benefit Plan shall not be subject to such purchase limitation, and the purchases of any Benefit Plan shall not be aggregated with those of any other Benefit Plan or other Person; provided, however, that any one or more Tax-Qualified Employee Stock Benefit Plans may subscribe for up to and including 10% of the Common Stock issued and sold in the Offerings.

            (c) The Officers and Managers of the Bank and Officers and Directors of the Holding Company, the MHC and their Associates, collectively, shall be entitled to purchase up to and including 25% of the Common Stock issued and sold in the Offerings. In applying this limitation, Common Stock purchased by any one or more Tax-Qualified Employee Stock Benefit Plan shall not be counted.

            (d) Shares of Common Stock subscribed for in the Subscription Offering, the Community Offering and any Syndicated Community Offering or Public Offering or otherwise purchased shall be aggregated for purposes of determining if the limitations of Section 4.10(b) and (c) have been violated.

            (e) Any Person exercising Subscription Rights to purchase Common Stock shall be required to purchase a minimum of 25 shares to the extent such shares are available for purchase. However, if the minimum number of shares of Common Stock that must be purchased times the price per share exceeds five hundred dollars ($500.00), then the minimum purchase requirement shall be reduced to such number of shares that, when multiplied by the price per share, the aggregate price for any such minimum purchase of shares of Common Stock shall not exceed five hundred dollars ($500.00).

            (f) Depending upon market or financial conditions, the Board of Managers of the Bank and the Board of Directors of the Holding Company, without further approval of the subscribers, may decrease or increase the purchase limitations in this Plan, provided, that the maximum purchase limitations may not be increased to a percentage in excess of 5% of the Common Stock offered in the Offerings exclusive of an increase in the total number of shares issued due to an increase in the Offering Range of up to 15%. If the Bank and the Holding Company increase such maximum purchase limitations, the Bank and the Holding Company are only required to resolicit Persons who subscribed for the maximum purchase amount and may, in the sole discretion of the Bank and the Holding Company, resolicit certain other large subscribers.


                                   Plan -- 24

            (g) Each Person purchasing Common Stock in the Reorganization shall be deemed to confirm that such purchase does not conflict with the purchase limitations set forth in this Plan.

            (h) As used in this Section 4.10, the Officers, Directors and Managers of the Bank, the MHC and the Holding Company shall not be deemed to be Associates or a group affiliated with each other or otherwise Acting in Concert solely as a result of their being Officers, Managers or Directors of the Bank or the Holding Company.

            Section 4.11 Time Limits for Sale of Shares; Effect of Inability to Sell.

            All shares of Common Stock not subscribed for at the completion of the Subscription Offering shall be sold within 45 days after completion of the Subscription Offering, or such longer period as the Commissioner, and the FDIC if applicable, may approve. If all shares are not sold as provided for herein, the Bank and the Holding Company will consult with the Commissioner to determine an alternative method of sale. In such event and if required by the Commissioner, the FDIC or the SEC, a resolicitation of those Persons who have subscribed for shares will be made. If such an alternative method is not agreed upon, the Reorganization will not be effected, the Bank will remain in mutual form, all funds submitted to the Bank and the Holding Company as payment for shares of the Common Stock will be returned to subscribers, with interest as provided herein, and all withdrawal authorizations will be canceled.

            Section 4.12 Enforcement of Terms and Conditions.

            The Bank and the Holding Company shall have the right to take all such action as they may, in their sole discretion, deem necessary, appropriate, or advisable in order to monitor and enforce the terms, conditions, limitations and restrictions contained in this Article IV and elsewhere in this Plan and the terms, conditions and representations contained in the Order Forms, including, but not limited to, the right to require any subscriber or purchaser to provide evidence, in a form satisfactory to the Bank, of such Person's eligibility to subscribe for or purchase shares of the Common Stock under the terms of this Plan and the absolute right (subject only to any necessary regulatory approvals or concurrence) to reject, limit, or revoke acceptance of any subscription or order and to delay, terminate, or refuse to consummate any sale of Common Stock that they believe might violate, or is designed to, or is any part of a plan to evade or circumvent such terms, conditions, limitations, restrictions, and representations. Any such action shall be final, conclusive, and binding on all Persons, and the Bank, the MHC and the Holding Company and their respective Board of Managers and Board of Directors shall be free from any liability to any Person on account of any such action.


                                   Plan -- 25

                                    ARTICLE V

                              CERTAIN RESTRICTIONS

            Section 5.01 Sale of Shares Purchased by Managers, Directors or Officers.

            All shares of the Common Stock purchased or acquired (either directly or indirectly) by the Managers or Officers of the Bank, the MHC or the Holding Company, or their Associates, on original issue in the Reorganization (or otherwise beneficially owned by such Managers or Officers immediately upon such original issuance) shall be subject to the restriction that the shares shall not be sold for a period of one year following the date of purchase. Such restriction shall not apply to the shares of any such Manager or Officer in the event of the death or judicial declaration of incompetence of such Person or any exchange of such shares in connection with a merger or acquisition of the Holding Company, the MHC or the Bank. In addition, such restriction shall not apply to shares held by any Tax-Qualified Employee Stock Benefit Plan. In connection with the shares of the Common Stock that are subject to this restriction on resale:

            (a) Each certificate for such shares shall bear a legend giving appropriate notice of such restriction;

            (b) Appropriate instructions shall be issued to the transfer agent for the Common Stock with respect to applicable restrictions on transfer of any such restricted stock; and

            (c) Any shares issued as a stock dividend, stock split or otherwise with respect to any such restricted stock shall be subject to the same restrictions as applicable to such originally restricted stock until the restrictions respecting such originally restricted stock are terminated, and any certificate for such shares shall bear a legend advising of such restrictions.

            Section 5.02 Subsequent Purchases of Shares by Managers, Directors or Officers.

            For a period of three years following the Effective Date, no Officer or Manager of the Bank and no Officer or Director of the MHC or the Holding Company (and any person who was an Officer or Manager of the Bank or an Officer of Director of the MHC or the Holding Company at any time after the date on which the Board of Managers of the Bank adopted this Plan), or Associate of any of them, shall, without the prior written approval of the Commissioner, purchase or acquire direct or indirect beneficial ownership of any shares of the capital stock of the Holding Company, except through a broker or dealer registered with the SEC. This restriction shall not apply to any purchase or acquisition effected pursuant to any Benefit Plan or the exercise of any options to purchase Common Stock granted pursuant to a stock option plan.

            Section 5.03 Acquisition of Control.

            (a) The Certificate of Incorporation of the Bank, in stock form, will contain a provision stipulating that, for a period of five years following the Effective Date, no Person or group of Persons Acting in Concert, except the Holding Company (if an intermediate holding company


                                   Plan -- 26
form of organization is utilized) or MHC (if the Bank does not use an intermediate stock holding company) shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than ten percent (10%) of any class of an equity security of the Bank. In addition, such Certificate of Incorporation may also provide that, for a period of five years following the Conversion, shares beneficially owned in violation of the above-described Certificate of Incorporation provision shall not be entitled to vote and shall not be voted by any Person or counted as voting stock in connection with any matter submitted to shareholders for a vote. In addition, the Certificate of Incorporation will contain provisions providing that special meetings of the shareholders relating to changes in control or amendment of the Certificate of Incorporation may only be called by the Board of Directors and that shareholders shall not be permitted to cumulate their votes.

            (b) The Certificate of Incorporation of the Holding Company contains a provision to the effect that any record owner of any outstanding shares of the Holding Company's Common Stock (except for the MHC and certain other Persons) who beneficially owns in excess of 10% of such outstanding shares, exclusive of any shares beneficially owned by the MHC, shall be entitled to cast only one one-hundredth (1/100) of one vote per share with respect to any shares held in excess of such 10%. In addition, the Certificate of Incorporation and Bylaws of the Holding Company contain provisions for staggered terms of the directors, non-cumulative voting for directors, limitations on the calling of special meetings, a fair price provision for certain business combinations and certain notice requirements.

            (c) For the purposes of this Section 5.03:

            (i) The term "Person" includes an individual, a group Acting in Concert, a corporation, a partnership, an association, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate, or any other group formed for the purpose of acquiring, holding or disposing of securities of an insured institution, and the term "Person" does not include the Company or any majority-owned subsidiary thereof, or any Tax-Qualified Employee Stock Benefit Plan or any trust or custodial arrangement established in connection with any such plan; provided, that the plan or plans do not have beneficial ownership in the aggregate of more than twenty-five percent (25%) of any class of equity security of the Bank or the Company;

            (ii) The term "offer" includes every offer to buy or acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value;

            (iii) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise; and

            (iv) The term "security" includes non-transferable subscription rights issued pursuant to a plan of reorganization as well as a "security" as defined in 15 U.S.C. ss. 8c(a)(10).


                                   Plan -- 27

                                   ARTICLE VI

                            EFFECT OF REORGANIZATION;
                        CERTAIN COVENANTS AND AGREEMENTS

            Section 6.01 Charters and Bylaws.

            (a) The Bank shall take all appropriate steps to adopt a Certificate of Incorporation for a New Jersey stock savings bank as specified in the Regulations and approved by the Board of Managers of the Bank. The Bank shall also take all appropriate steps to adopt Bylaws sufficient and appropriate for a New Jersey stock savings bank.

            (b) The MHC shall take all appropriate steps to adopt a Certificate of Incorporation for a New Jersey chartered mutual savings bank holding company as specified in the Regulations and approved by the Board of Managers of the Bank. The MHC shall also take all appropriate steps to adopt Bylaws sufficient and appropriate for a New Jersey mutual savings bank holding company.

            (c) The Holding Company shall take all appropriate steps to adopt a Certificate of Incorporation for a Delaware corporation as specified in the Delaware General Corporation Law and approved by the Board of Managers of the Bank. The Holding Company shall also take all appropriate steps to adopt Bylaws sufficient and appropriate for a Delaware corporation.

            (d) Copies of the proposed certificates of incorporation and bylaws of the Bank, in stock form, the MHC and the Holding Company are attached hereto as exhibits A, B, C, D, E and F respectively and are made part of this Plan. By their approval of the Plan, the Voting Depositors of the Bank will thereby approve and adopt the certificates of incorporation of each of the Bank in stock form, the MHC and the Holding Company.

            Section 6.02 Effect of Reorganization.

            On the Effective Date of the Reorganization, the legal existence of the Bank shall not terminate, but the Bank in stock form shall be a continuation of the Bank in mutual form and all property of the Bank in mutual form including its right, title, and interest in and to all property of whatsoever kind and nature, shall inure to the Bank in stock form immediately by operation of law and without the necessity of any conveyance or transfer and without any further act or deed. Upon consummation of the Reorganization, substantially all of the assets and liabilities (including all Deposit Accounts) of the Bank in mutual form shall become the assets and liabilities of the Bank in stock form, which shall thereupon become an operating savings bank subsidiary of the Holding Company and of the MHC. The Bank in stock form shall continue to have, succeed to, and be responsible for all the rights, liabilities and obligations of the Bank in mutual form and shall maintain its headquarters and operations at the Bank's current locations.


                                   Plan -- 28

            Section 6.03 Liquidation Account.

            (a) A liquidation account shall be established and maintained for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain an account in the Bank in the event of a complete liquidation of the Bank following the Reorganization. Each Eligible Account Holder and each Supplemental Eligible Account Holder shall, with respect to each account held, have a related inchoate interest in a Subaccount Balance. The initial liquidation account balance shall be equal to the net worth of the Bank (determined in accordance with generally accepted accounting principles) as set forth in its most recent statement of financial condition contained in the Proxy Statement.

            (b) In the event of a complete liquidation of the Bank (and only in such event), each Eligible Account Holder and each Supplemental Eligible Account Holder shall be entitled to receive a liquidation distribution from the liquidation account in the amount of the then-current adjusted Subaccount Balance for each account of such holder after the Reorganization, before any liquidation distribution may be made with respect to capital stock.

            (c) The initial Subaccount Balance for an account held by an Eligible Account Holder or a Supplemental Eligible Account Holder shall be determined by multiplying the aggregate opening balance in the liquidation account by a fraction of which the numerator is the amount of deposits or shares in the account of such Eligible Account Holder on the Eligibility Record Date or such Supplemental Eligible Account Holders on the Supplemental Eligibility Record Date, as applicable, and the denominator is the total amount of deposits or shares owned by all Eligible Account Holders or Supplemental Eligible Account Holders of the Bank on the applicable date. Such initial Subaccount Balance shall not be increased, and it shall be subject to downward adjustments as follows: if the deposit balance in any account of an Eligible Account Holder or a Supplemental Eligible Account Holder at the end of any period for which the Bank has prepared audited financial statements subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, is less than the deposit balance in such account at the end of any period for which the Bank has prepared audited financial statements subsequent to the Eligibility Record Date or Supplemental Eligibility Record Date, as applicable, the Subaccount Balance for such account shall be adjusted by reducing such Subaccount Balance in an amount proportionate to the reduction in such deposit balance. In the event of such a downward adjustment, the Subaccount Balance shall not be subsequently increased, notwithstanding any increase in the deposit balance of the related account. If any such account is closed, the related Subaccount Balance shall be reduced to zero.

            (d) Subsequent to the completion of the Reorganization, the Bank shall not declare or pay a cash dividend on any of its capital stock if the effect thereof would cause the net worth of the Bank to be reduced below the amount required to maintain the liquidation account. The Bank shall not be required to set aside funds for the purpose of establishing the liquidation account and, except as provided in this Section 6.03, the existence of such account shall not operate to restrict the use or application of any of the net worth accounts of the Bank subsequent to the Reorganization.

            (e) Subsequent to the Effective Date of the Reorganization, all depositors who had liquidation rights with respect to the Bank as of the date of the Reorganization shall continue


                                   Plan -- 29
to have such rights solely with respect to the MHC for so long as they remain depositors of the Bank. No person who ceases to be the holder of a Deposit Account with the Bank after the Reorganization shall have any liquidation rights with respect to the Bank or MHC.

            Section 6.04 Voting Rights.

            Except as may be provided in the Certificate of Incorporation of the Bank pursuant to any amendment thereto subsequent to the Effective Date of the Reorganization, the holders of the capital stock of the Bank shall have exclusive voting rights in the Bank upon the Effective Date of the Reorganization. Except as may be provided in the Certificate of Incorporation of the Holding Company pursuant to any amendment thereto subsequent to the Effective Date of the Reorganization, the holders of the Common Stock of the Holding Company shall have exclusive voting rights in the Holding Company upon the Effective Date of the Reorganization.

            Section 6.05 Issuance of Stock.

            (a) Subsequent to the Effective Date of the Reorganization, the Board of Directors of the Bank, subject to the provisions of the Certificate of Incorporation and the Bylaws of the Bank, shall have the authority to issue any of the authorized, unissued and unreserved shares of common and preferred stock and to fix the relative rights, preferences and limitations of such preferred stock. Except as may be required by applicable law and resolution, the Board of Directors of the Bank shall have sole discretion in the decision to issue such shares and no shareholder approval will be required for the issuance of such shares.

            (b) Subsequent to the Effective Date of the Reorganization, the Board of Directors of the Holding Company, subject to the provisions of the Certificate of Incorporation and the Bylaws of the Holding Company, shall have the authority to issue any of the authorized, unissued and unreserved shares of common and preferred stock and to fix the relative designations, powers, preferences, rights, qualifications, limitations and restrictions of such preferred stock. Except as may be required by the Delaware General Corporation Law or otherwise, the Board of Directors of the Holding Company shall have sole discretion in the decision to issue such shares and no shareholder approval will be required for the issuance of such shares, except in connection with a Conversion Transaction as contemplated in Section 2.03.

            Section 6.06 Directors of Converted Bank.

            Following the Reorganization, the business and affairs of the Bank shall be managed by a Board of Directors, the members of which shall be the same individuals who constituted the Board of Managers of the Bank immediately prior to the Reorganization. Upon the Effective Date of the Reorganization, the Board of Directors of the Bank shall be divided into three classes with respect to term of office, each class to contain, as near as may be possible, one-third of the entire Board of Directors of the Bank. Each person serving as a Manager of the Bank on the Effective Date of the Reorganization shall be appointed by the Board of Directors to one of the three classes and shall serve as a director until the expiration of his term and until his successor is elected and qualified. One class of directors shall have a term of office expiring at the first annual meeting of shareholders of the Bank, the second class shall have a term of office expiring at the second annual


                                   Plan -- 30
meeting of shareholders of the Bank and the third class shall have a term of office expiring at the third annual meeting of shareholders of the Bank. Directors elected at each annual meeting of shareholders of the Bank (other than directors elected to fill vacancies) shall be elected to serve for a term of three years and until their successors are elected and qualified.

            Section 6.07 Employment Agreements.

            The Bank, the MHC and the Holding Company may enter into employment agreements with such officers and employees and upon such terms and conditions as the Board of Managers of the Bank and the Board of Directors of each of the MHC and Holding Company shall determine.

            Section 6.08 Market for the Common Stock.

            Upon the Effective Date of the Reorganization, or as soon thereafter as practicable, the Common Stock shall be registered pursuant to the Securities Exchange Act of 1934, as amended, and shall not be deregistered for a period of three years following such registration. Additionally, the Company shall use its best efforts to list the Common Stock on a national or regional securities exchange or on The Nasdaq Stock Market and to encourage and assist market makers to establish and maintain a market for the Common Stock, if applicable.

            Section 6.09 Stock Repurchases and Stock Benefit Plans.

            The Holding Company, or the Bank if the Holding Company is not utilized, will restrict repurchases of Common Stock and the implementation of stock option and management and employee stock benefit plans as required by the Regulations, unless such requirements are waived by the appropriate regulatory agency or agencies.

            Section 6.10 Payment of Dividends and Repurchase of Stock.

      The Holding Company may not declare or pay a cash dividend on, or repurchase any of, its Common Stock if the effect thereof would cause its regulatory capital or the regulatory capital of the Bank to be reduced below the amount required (i) to maintain the Liquidation Account or (ii) under FDIC rules and regulations, FRB rules and regulations or the Banking Law. Otherwise, the Holding Company may declare dividends or make other capital distributions in accordance with applicable laws and regulations. Subject to any applicable regulatory approvals, the MHC may waive its right to receive dividends declared by the Holding Company.


                                   Plan -- 31

                                   ARTICLE VII

                        TAX RULING REQUIREMENT; AMENDMENT
                         AND TERMINATION; MISCELLANEOUS

            Section 7.01 Conditions to Reorganization.

            The Reorganization of the Bank pursuant to this Plan is conditioned upon the following:

            (a) Prior receipt by the Bank of rulings of the United States Internal Revenue Service and the State of New Jersey taxing authorities, or opinions of counsel, substantially to the effect that the Reorganization will not result in any adverse federal or state tax consequences to Eligible Account Holders or Supplemental Eligible Account Holders or to the Bank and the Holding Company before or after the Reorganization;

            (b) The sale of all of the Common Stock offered in the Reorganization;

            (c) The completion of the Reorganization within the time period specified in Section 7.03; and

            (d) The non-objection of the FDIC to the Reorganization, the approval of the Reorganization by the Commissioner, the approval of the FRB of the Holding Company's acquisition of the common stock of the Bank and the effectiveness of the Holding Company's Registration Statement on Form S-1.

            Section 7.02 Amendment or Termination of the Plan.

            This Plan will not, at the Effective Date of the Reorganization, contain any provision that has been determined by the Commissioner or the FDIC, in writing, to be inequitable or detrimental to the Bank or its depositors, or contrary to the public interest. If deemed necessary or desirable by the Board of Managers of the Bank, this Plan may be substantively amended, as a result of comments from regulatory authorities or otherwise, at any time prior to solicitation of proxies from Voting Depositors to vote on the Plan and at any time thereafter with the concurrence of the Commissioner and the FDIC, if applicable. This Plan may be terminated by the Board of Managers of the Bank at any time prior to the Special Meeting and at any time thereafter with the concurrence of the Commissioner and the FDIC, if applicable. By adoption of the Plan, the Voting Depositors of the Bank authorize the Board of Managers of the Bank to amend or terminate the Plan under the circumstances set forth in this Section.

            Section 7.03 Completion Date.

            The Reorganization shall be completed within 24 months from the date of approval of this Plan by the Commissioner.


                                   Plan -- 32

            Section 7.04 Expenses of the Reorganization.

            The expenses incurred in the Reorganization shall be reasonable.

            Section 7.05 Interpretation.

            Subject to applicable law as set forth in Section 7.07, all interpretations of this Plan and all applications of the provisions of this Plan to particular circumstances by a majority of the Board of Managers of the Bank shall be final, subject to the authority of the Commissioner and the FDIC.

            Section 7.06 Severability.

            If any term, provision, covenant or restriction contained in this Plan is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions contained in this Plan shall remain in full force and effect, and shall in no way be affected, impaired or invalidated.

            Section 7.07 Miscellaneous.

            This Plan is to be governed by and construed in accordance with the laws of the State of New Jersey, without giving effect to any conflicts of laws principles. None of the cover page, the table of contents or the Article or Section headings are to be considered a part of this Plan, but are included solely for convenience of reference and shall in no way define, limit, extend or describe the scope or intent of any of the provisions hereof. Any reference to a Section or Article shall refer to a Section or Article of this Plan, unless otherwise stated. Except for such rights as are set forth herein for Eligible Account Holders and Supplemental Eligible Account Holders, this Plan shall create no rights in any Person. The terms defined in this Plan have the meanings assigned to them in this Plan and include the plural as well as the singular, and words of any gender shall include each other gender where appropriate.


                                   Plan -- 33